UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017 (August 7, 2017)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH2 OPZ United Kingdom

(Address of Principal Executive Offices) (Zip Code)

011-44-0131-445-6159

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2017, Quotient Limited (the “Company” or “we”, “us” and “our”) entered into a Change of Control Agreement (the “CIC Agreement”) with the following executive officers: Paul Cowan, Christopher Lindop, Edward Farrell, Jeremy Stackawitz and Roland Boyd. The purpose of the CIC Agreements is to establish certain protections for the Company’s officers upon a qualifying termination of their employment in connection with a change of control of the Company.

Each CIC Agreement provides that, if the Company terminates the executive’s employment without “Cause” (as defined in the CIC Agreement) or the executive terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to the executive signing and not revoking a release and waiver of claims, the executive will receive a lump sum payment of the following:

•	any Accrued Obligations owed to the executive, which include: (i) any of the executive’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of the executive’s termination of employment, which remains unpaid; and (iii) any expense reimbursement due to the executive on or prior to the date of termination which remains unpaid to the executive; and

•	a cash payment equal to 150% of the sum of the executive’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in the executive’s annual base salary that may constitute “Good Reason” under the CIC Agreement.

Each CIC Agreement will expire on August 7, 2020 and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CIC Agreement at least 90 days prior to August 7, 2020 or the applicable anniversary thereof.

The foregoing description of the CIC Agreements is not complete and is qualified in its entirety by the Form of CIC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Change of Control Agreement dated as of August 7, 2017 between the Company and the following executive officers: Paul Cowan, Christopher Lindop, Edward Farrell, Jeremy Stackawitz and Roland Boyd

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan Paul Cowan Chief Executive Officer

Dated: August 10, 2017